EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Acadia Realty Trust

Rye, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-249900, 333-203236, 333-126712, 333-114785, 333-31630) and Form S-8 (Nos. 333-256025, 333-249898) of Acadia Realty Trust of our reports dated March 1, 2023, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of Acadia Realty Trust’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

New York, New York

March 1, 2023